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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Computer Motion Inc.'s previously filed Registration Statement File No. 333-37406, 333-44274 and 333-51646.




Arthur Andersen LLP

Los Angeles, California
March 29, 2002